UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                        +972.4.959.0123

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.25	RWLK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 10, 2022, ReWalk Robotics Ltd. (the “Company”) issued a press release announcing that the 2022 Annual Meeting of Shareholders (including any meeting of shareholders held in lieu thereof, and any adjournments or postponements thereof, the “Annual Meeting”) will be held on Wednesday, July 27, 2022, at 10:00 a.m. EDT at the Hyatt Place Marlborough / Apex Center Hotel in Marlborough, Massachusetts. A copy of the press release is furnished herewith as Exhibit 99.1. The agenda of the Annual Meeting, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, the vote required to approve each of the proposals at the Annual Meeting and other important information are set forth in the press release.

Because the Annual Meeting will be held more than 30 days from the anniversary date of the Company’s 2021 annual general meeting of shareholders, shareholders of the Company who wish to have a proposal considered for inclusion in the Company's proxy materials for the Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), must ensure that such proposal is received by the Company’s Director of Finance at the Company’s principal executive offices located at 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel on or before June 20, 2022, including any notice on Schedule 14N, which the Company has determined is a reasonable time before it expects to begin to print and send its proxy materials. All shareholder proposals and nominations must comply with the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) and under the Israel Companies Law 5759-1999, and with the Company's Articles of Association, as applicable.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the 1934 Act, nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. The Company intends to file a definitive proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://ir.rewalk.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://ir.rewalk.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1*	Press Release dated June 10, 2022, of ReWalk Robotics Ltd.*

*          Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

By:	/s/ Almog Adar
Name: Title:	Almog Adar Director of Finance

Dated: June 10, 2022

REWALK ROBOTICS LTD.
3 Hatnufa Street, Floor 6
Yokneam Ilit 2069203, Israel

REWALK PROVIDES NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Will be Held on July 27, 2022

MARLBOROUGH, Mass. BERLIN and YOKNEAM ILIT, Israel -- (BUSINESS WIRE) -- ReWalk Robotics Ltd. (Nasdaq: RWLK), (the “Company” or “ReWalk”), a leading manufacturer of robotic medical technology for people with lower extremity disabilities, today provided notice that the 2022 Annual Meeting of Shareholders (the “Meeting”) will be held on Wednesday, July 27, 2022, at 10:00 a.m. EDT at the Hyatt Place Marlborough / Apex Center Hotel in Marlborough, Massachusetts.

TO THE SHAREHOLDERS OF REWALK ROBOTICS LTD.:

NOTICE IS HEREBY GIVEN that the Meeting of the Company will be held at 10:00 a.m. (Eastern Time) on July 27, 2022, at the Hyatt Place Marlborough / Apex Center Hotel, 169 Apex Drive, Marlborough, MA 01752. The health and well-being of our employees and shareholders are paramount, and we are closely monitoring developments related to the ongoing COVID-19 pandemic. Although we intend to hold the Meeting in person, we are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. We reserve the right to convert to a virtual only meeting format. If we convert to a virtual only online meeting, we will announce the decision to do so in advance in a Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”). As always, we encourage you to vote your shares prior to the Meeting.

The Agenda of the Meeting will be as follows:

PROPOSALS 1-6 ARE PROPOSALS SUBMITTED TO SHAREHOLDERS BY THE COMPANY’S BOARD OF DIRECTORS (THE “BOARD”). FOR THE REASONS TO BE SET FORTH IN THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE BOARD RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1-6.

1.
To reelect each of Larry Jasinski, Dr. John William Poduska and Randel E. Richner as a Class II director of the Board, to serve until the 2025 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her office is vacated in accordance with the Company’s Articles of Association (the “Articles of Association”) or the Israel Companies Law, 5759-1999 (the “Israel Companies Law”).

2.	To approve an amendment to the Company’s 2014 Incentive Compensation Plan to increase the number of shares available for issuance thereunder by 4,400,000 ordinary shares.

3.
To approve (i) subject to approval of Proposal 2, a grant of 200,000 restricted stock units to Larry Jasinski, the Company’s Chief Executive Officer, and (ii) an increase in Mr. Jasinski’s annual salary by four percent, effective January 1, 2022.

4.	To approve the terms of consulting services by Randel E. Richner, a member of the Board.

5.
To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

6.	To approve, on an advisory basis, the Company’s executive compensation, commonly referred to as a “Say-on-Pay” vote.

PROPOSALS 7-9 ARE PROPOSALS SUBMITTED TO SHAREHOLDERS BY A SHAREHOLDER OF THE COMPANY. FOR THE REASONS TO BE SET FORTH IN THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE BOARD RECOMMENDS A VOTE “AGAINST” EACH OF PROPOSALS 7-9.

7.
To consider a shareholder proposal by Creative Value Capital Limited Partnership (“CVC”) to elect each of Hadar Levy and Ronen Grossman, each as a Class II director of the Board, to serve until the 2025 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Articles of Association or the Israel Companies Law.

8.
To consider a shareholder proposal by CVC to amend the Articles of Association to declassify the Board and remove certain supermajority vote provisions for director removal immediately following the Meeting.

9.	To consider a shareholder proposal by CVC to remove three of the Company’s directors, Messrs. Jeff Dykan, Yohanan Engelhardt and Yasushi Ichiki, immediately following the Meeting.

Housekeeping

10.	To report on the business of the Company for the year ended December 31, 2021 and review the 2021 financial statements.

11.	To act upon any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

Those Entitled to Vote

Only holders of ordinary shares at the close of business on June 17, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Each shareholder is entitled to one vote for each ordinary share owned by such shareholder as of the Record Date.

A shareholder may vote by proxy each of his/her/its shares on his/her/its behalf, in accordance with the Articles of Association. Shareholders may send position statements to the Company at ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel, Attention: Director of Finance, or by facsimile to +972-4-959-0125, no later than July 17, 2022. Position statements must be in English and otherwise must comply with applicable law. We will make publicly available any valid position statement that we receive. The last date for submitting proposals for consideration at the Meeting has passed.

Shareholders may sign and return proxy cards to the Company no later than July 26, 2022, at 10:00 a.m. (Eastern Time).

Vote Required

The following chart details the vote required for each of the Proposals, the treatment of abstentions and broker non-votes for each of the Proposals, and whether the Proposals permit discretionary voting.

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposals 1.a., 1.b. and 1.c: Election of three Class II directors for a three-year term expiring in 2025
Affirmative vote of a simple majority of the votes cast by shareholders in person or by proxy at the Meeting on the proposal (an “Ordinary Majority”). The results of the voting for Proposals 1.a., 1.b. and 1.c. will be considered together with the results of the voting for Proposals 7.a. and 7.b. To the extent more than three directors receive the affirmative vote of the holders of shares representing a majority of the voting power represented at the Meeting in person or by proxy and voting thereon, the three nominees who receive the highest number of affirmative votes in favor of their election will be elected to serve as Class II directors.
		Abstentions and broker non-votes will not be treated as either a vote “FOR” or “AGAINST” Proposals 1.a., 1.b. and 1.c.	No.
Proposal 2: Approval of an amendment to the Company’s 2014 Incentive Compensation Plan to increase the number of shares available for issuance thereunder	An Ordinary Majority.	Abstentions and broker non-votes will not be treated as either a vote “FOR” or “AGAINST” Proposal 2.	No.
Proposals 3.a. and 3.b.: Subject to approval of Proposal 2, approval of a grant of equity awards to the Company’s Chief Executive Officer and a salary increase
Affirmative vote of an Ordinary Majority.  In addition to the affirmative vote of an Ordinary Majority, a Special Majority is required under Israeli law for approval of Proposals 3.a. and 3.b., meaning that either: (1) a simple majority of shares voted at the Meeting, excluding the shares of controlling shareholders and of shareholders who have a personal interest in the approval of the resolution, be voted “FOR” the proposed resolution, or (2) the total number of shares of non-controlling shareholders and of shareholders who do not have a personal interest in the resolution voted against approval of the resolution does not exceed two percent of the outstanding voting power in the Company.
		Abstentions and broker non-votes will not be treated as either a vote “FOR” or “AGAINST” Proposals 3.a. and 3.b.	No.
Proposal 4: Approval of the terms of consulting services by a member of the Board.	Affirmative vote of an Ordinary Majority.	Abstentions and broker non-votes will not be treated as either a vote “FOR” or “AGAINST” Proposal 4.	No.
Proposal 5: Reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2022.	Affirmative vote of an Ordinary Majority.
Because brokers have discretionary authority to vote on Proposal 5, we do not expect for there to be any broker non‑votes for Proposal 5, and abstentions will not be treated as either a vote “FOR” or “AGAINST” Proposal 5.
Yes.
Proposal 6: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	Affirmative vote of an Ordinary Majority.	Abstentions and broker non-votes will not be treated as either a vote “FOR” or “AGAINST” Proposal 6.	No.
Proposals 7.a. and 7.b.: Shareholder proposal regarding the election of two shareholder nominees as Class II directors for a three-year term expiring in 2025.
Affirmative vote of an Ordinary Majority. The results of the voting for Proposals 7.a. and 7.b. will be considered together with the results of the voting for Proposals 1.a., 1.b. and 1.c. To the extent more than three directors receive the affirmative vote of an Ordinary Majority, the three nominees who receive the highest number of affirmative votes in favor of their election will be elected to serve as Class II directors.
		Abstentions and broker non-votes will not be treated as either a vote “FOR” or “AGAINST” Proposals 7.a and 7.b.	No.
Proposal 8: Shareholder proposal to amend the Company’s Articles of Association to declassify the Board and remove certain supermajority vote provisions for director removal immediately following the Meeting.
	Affirmative vote of 65% or more of the voting power of our issued and outstanding ordinary shares.	Abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposal 8.	No.
Proposal 9: Shareholder proposal to remove three of the Company’s directors immediately following the Meeting.	Affirmative vote of 65% or more of the voting power of our issued and outstanding ordinary shares.	Abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposal 9.	No.

You will be asked to indicate on the WHITE proxy card whether you are a controlling shareholder or whether you have a personal interest in the adoption of Proposals 3.a. and 3.b. For this purpose, under the Israel Companies Law:

•
a “personal interest” of a shareholder (i) includes a personal interest of the shareholder and any member of the shareholder’s family, family members of the shareholder’s spouse, or a spouse of any of the foregoing, or a personal interest of a company with respect to which the shareholder (or such family member) serves as a director or chief executive officer, owns at least 5% of the shares or has the right to appoint a director or chief executive officer, and (ii) excludes an interest arising solely from the ownership of our ordinary shares. More detailed information will appear in the Definitive Proxy Statement; and

•
a “controlling shareholder” means a shareholder having the ability to direct the activities of the Company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in the Company or has the right to appoint the majority of the directors of the Company or its general manager. To the knowledge of the Company, there is no shareholder who is a controlling shareholder.

Review of Documents

Shareholders may review the full version of the foregoing items of business and the Definitive Proxy Statement, which includes the full version of the proposed resolutions and a WHITE proxy card, at the principal executive offices of the Company stated above, from Sundays through Thursdays during regular working hours and upon prior notice (tel no.: (+972-4) 959-0123) until the Meeting date. A copy of the Definitive Proxy Statement will also be available on the SEC’s website beginning on approximately June 23, 2022.

FOR THE BOARD OF DIRECTORS Jeff Dykan Chairman of the Board

Yokneam Ilit, Israel
June 10, 2022

* * * * *

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke.  ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® and ReStore® are registered trademarks of ReWalk Robotics Ltd. in the Unites States and other jurisdictions.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements include references to the date of the Meeting and Record Date. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the adverse effect that the COVID-19 pandemic has had and may continue to have on the Company’s business and results of operations; ReWalk's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; ReWalk's ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk's ability to achieve reimbursement from third-party payors, including CMS, for its products; ReWalk's limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk's expectations as to its clinical research program and clinical results; ReWalk's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk's ability to improve its products and develop new products; ReWalk's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk's ability to market and sell its products; ReWalk's ability to gain and maintain regulatory approvals; ReWalk's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; ReWalk's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in ReWalk's annual report on Forms 10-K and 10-K/A for the year ended December 31, 2021 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Meeting. The Company intends to file a definitive proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://ir.rewalk.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://ir.rewalk.com.

Contacts

Investors:

Morrow Sodali
Michael Verrechia / Eric Kamback, 203-658-9400
m.verrechia@morrowsodali.com / e.kamback@morrrowsodali.com

Media:

Longacre Square Partners
Joe Germani / Greg Marose
jgermani@longacresquare.com / gmarose@longacresquare.com